Exhibit 99.1

Cable One Announces New CEO

Seasoned Industry Executive Jim Holanda to Join Cable One as Chief Executive Officer

December 31, 2025 - PHOENIX -- (BUSINESS WIRE) -- Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today announced that James Holanda will join the Company as its next Chief Executive Officer and as a member of its Board of Directors (the “Board”). Holanda is expected to join Cable One no later than March 31, 2026 (the “Commencement Date”) in order to allow him to complete his prior professional commitments. Holanda will succeed Julia M. Laulis, who retired from her role as Chair of the Board, President, and Chief Executive Officer. Todd M. Koetje, the Company’s Chief Financial Officer, has been appointed as the Company’s Interim Chief Executive Officer until the Commencement Date. As part of this leadership transition, Mary E. Meduski was elected to serve as the Independent Chair of the Board, effective January 1, 2026.

With more than 35 years working in the cable and broadband industry, Holanda joins Cable One from Astound Broadband where he was the Chief Executive Officer for the last 15 years. Prior to his tenure at Astound and its predecessors, Holanda served as CEO of Choice Cable TV of Puerto Rico and before that served as President of Patriot Media in Central New Jersey. He began his career at Comcast, where he spent 10 years, followed by five years at Charter Communications, where he held various accounting, finance, business and operations roles.  Holanda holds a bachelor’s degree in Political Science from The Ohio State University.

“I am excited to have the opportunity to join Cable One as CEO and lead the company in its mission of enabling its customers to thrive and stay connected to what matters most,” said Holanda. “I look forward to working alongside the Board, leadership team and all of the Cable One associates to unlock future growth opportunities, continue to innovate and fiercely compete in the current dynamic market environment. I am energized by Cable One’s future and the opportunities ahead to drive value for its stockholders.”

Meduski has served as a member of the Board since 2019 and most recently served as the Board’s Lead Independent Director.

“On behalf of the entire board of directors and management team, I am delighted to welcome Jim as Cable One’s next CEO,” said Meduski. “Jim’s appointment follows a comprehensive search process to identify a strong leader for the company, and he joins Cable One with the full support of our Board. Jim is a seasoned executive who will bring his strategic leadership, operating experience, and deep industry expertise to bear for Cable One and its stakeholders. We are confident that he will be an outstanding CEO with the skills and experience required to achieve our strategic objectives and enhance stockholder value.”

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding the expected commencement date of the Chief Executive Officer and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission, and uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed or implied in any forward-looking statement. Each forward-looking statement contained herein speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

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About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we’re not just shaping the future of connectivity — we’re transforming it with a commitment to innovation, reliability and customer experience at our core.

Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they help drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them – one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do—it’s who we are.

CONTACTS:
Trish Niemann
Vice President, Communications Strategy
patricia.niemann@cableone.biz

Todd Koetje
Interim CEO and CFO
investor_relations@cableone.biz